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                                                                  Exhibit 10.11


                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (this "Agreement"), dated as of July 1, 1997, between LONG DISTANCE INTERNATIONAL INC., a Florida corporation with offices at 888 South Andrews Avenue, Suite 205, Ft. Lauderdale, FL 33316 (the "Company"), and JOHN CASTELLANO, residing at 1755 SE 9th Street, Fort Lauderdale, FL 33316 ("Employee").

            The Company desires to engage Employee to perform services for the Company, and any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 10) any successor or assign of the Company (the "LDI Companies"), and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

SECTION 1. Term

                  The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement, for a period commencing July 1, 1997 (the "Commencement Date") and ending three (3) years from the Commencement Date, or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."

SECTION 2. Duties and Services

                  During the Employment Period, Employee shall serve as President of Dynamic Telecom International, Inc., a wholly-owned subsidiary of the Company. In performance of his duties, Employee shall be subject to the direction of the Board of Directors of the Company and the co-chief executive officers of the Company. Employee agrees to his employment as described in this
Section 2 and agrees to devote all of his business time and efforts to the performance of his duties under this Agreement.

SECTION 3. Compensation

            (a) Base Salary. The Company shall pay Employee, during the Employment Period, an annual base salary of $90,000 ("Base Salary"), payable in equal,

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bi-weekly installments, or in such other manner or on such days as the Board of
Directors of the Company may prescribe for the payment of salaries to employees of the Company. The Base Salary may be increased at the sole discretion of the Board of Directors of the Company; provided, however, that the Base Salary shall be increased, effective as of the first and second anniversary of the Commencement Date by an amount equal to the annual increase, if any, in the then most recent publicly announced Consumer Price Index for the Miami, Florida metropolitan area.

            (b) Bonus. The Employee shall be entitled to receive a cash bonus from time to time if and when the Board of Directors of the Company elects to award such cash bonus to the Employee.

            (c) Benefits. Employee shall be entitled to participate in all benefits for which Employee qualifies that the Company may make available to executive or administrative employees, on like terms, including all medical, disability, hospital and health insurance plans and arrangements. In addition, the Employee shall be entitled to receive an automobile allowance of $300 a month to be applied for the use and maintenance of an automobile, either leased or purchased, and costs and expenses related thereto.

            (d) Severance. If the Company shall give notice of termination of Employee's services hereunder for reasons other than those described in Section 9.a. hereof, Employee shall be entitled to receive his full compensation to such effective date, plus a severance payment, payable on such date, equal to the amount of his Base Salary, at the rate provided in Section 3 which would have been paid over a period of three (3) months. In the event the Company becomes obligated to pay any severance pay, the Company may elect to make payments of the Base Salary component thereof in regular installments or in a single payment equal to the present value thereof.

            (e) Limitations. The Company shall have the right to deduct or withhold from all compensation and benefits payable hereunder all social security taxes, other federal, state and local taxes, and all other charges and amounts as may be required by law to be deducted or withheld.

SECTION 4. Expenses

                  Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.


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SECTION 5. Representations and Warranties of Employee

                  Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

SECTION 6. Non-Competition

                        (a) In view of the unique and valuable services it is expected Employee will render to the LDI Companies, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the LDI Companies it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees (i) that he will not during the period he is employed by any of the LDI Companies under this Agreement or otherwise Participate In (hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with, or now is or shall then be of a nature similar to, the business of any of the LDI Companies, and (ii) for a period of six (6) months after he ceases to be employed by any of the LDI Companies under this Agreement or otherwise, he will not compete with or be engaged in the same business as, or Participate In any other business or organization which during such six-month period competes with or is engaged in the same business as, either the Company or any of the other LDI Companies for which Employee renders services hereunder, with respect to any product or service sold or activity engaged in up to the time of such cessation in any geographical area in which at the time of such cessation such product or service is sold or activity engaged in, except that in each case the provisions of this
Section 6(a) will not be deemed breached merely because Employee owns not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                        (b) The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

                        (c) In view of the unique and valuable services it is expected Employee will render to the LDI Companies, Employee's knowledge of the


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customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the LDI Companies it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees:

                        (i) that he will not during the period he is employed by any of the LDI Companies under this Agreement or otherwise directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from any of the LDI Companies any of its suppliers, customers, or employees; and,

                        (ii) for a period of two (2) years after he ceases to be employed by any of the LDI Companies under this Agreement or otherwise, that neither he nor any of his affiliates will:

                              (A) intentionally solicit, or attempt to cause any
employee of the LDI Companies to terminate his or her employment therewith or hire any person who within twelve (12) months preceding such hiring had been employed thereby; provided, however, that this subsection (A) shall not prohibit such action with respect to any person whose employment is terminated or suspended by the LDI Companies; and

                              (B) in any manner intentionally (1) cause or
attempt to cause any customer, supplier or other independent contractor of the LDI Companies to reduce the level of business theretofore conducted by such customer, supplier or other independent contractor with, or to cease doing business with, the LDI Companies, or (2) discourage or attempt to discourage any prospective customer, supplier or other independent contractor from doing business with the LDI Companies.

SECTION 7. Patents, Etc.

                  Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by any of the LDI Companies under this Agreement or otherwise and for six months thereafter may own, conceive of, or develop and either relating to the fields in which any of the LDI Companies may then be engaged or contemplates being engaged or conceived of or developed utilizing the time, material, facilities, or information of any of the LDI Companies, shall belong to the Company; as soon as Employee owns, conceives of, or develops any Such Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as noted in clause (a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and


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assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

SECTION 8. Confidential Information

                  All confidential information (including, without limitation, trade secrets, know how, proprietary information, price lists, marketing plans and customer lists), which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by Employee to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company in each case without prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

SECTION 9. Termination

            (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period,

                  (1) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii) Employee shall be convicted of a felony, (iii) Employee materially breaches a fiduciary duty, or (iv) Employee breaches a material term of this Agreement then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice, and Employee's employment hereunder shall terminate on the date so specified; provided, however, that, in the case of an event specified in clause (iii) or (iv), if the breach is curable within 30 days or less, then the Company shall provide, if Employee has not cured such breach to the satisfaction of the Company within the period specified, then Employee with notice of such breach and a reasonable opportunity to cure such breach under the circumstances (but not more than 30 days), and Employee's employment hereunder shall terminate on the date so specified, or


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                  (2) Employee shall die, then Employee's employment hereunder shall terminate on the date of Employee's death. Upon termination of Employee's employment under this Section 9(a), Employee or his estate, as the case may be, shall be entitled to receive his Base Salary, at the rate provided in Section 3, to the date on which termination shall take effect.

            (b) Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law (a termination "without cause"), by giving notice of termination of Employee's services hereunder. Upon termination of Employee's employment under this Section 9(b), Employee shall be entitled to severance pay pursuant to and in accordance with the terms of Section 3(d) hereof.

SECTION 10. Merger, Etc.

                  In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder; and provided further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement.

SECTION 11. Survival

                  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

SECTION 12. Modification

                  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.


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SECTION 13. Notices

                  Any notices or other communication required or permitted by this Agreement shall be sufficiently given if delivered in person, by courier, or if sent by registered or certified mail, postage prepaid, return receipt requested, or by Express Mail, or similar overnight delivery service, or by facsimile transmission (followed by telephone communication and hard copy), at the address set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Any such notice or communication shall be deemed given (1) if sent by certified or registered mail, return receipt requested, postage prepaid, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by facsimile transmission, on the date sent and (4) if delivered in person, by courier, on the date of delivery.

SECTION 14. Waiver

                  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

SECTION 15. Binding Effect

                  Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 10.


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SECTION 16. No Third Party Beneficiaries

                  Except as provided in Section 15, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

SECTION 17. Headings

                  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 18. Counterparts; Governing Law

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of laws rule which would have the substantive law of any other state apply to the subject matter hereof.

SECTION 19. Specific Performance

                  Since a breach of the provisions of Sections 6, 7 and 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Employee hereby consents to the issuance of such injunction. Employee agrees that the provisions of Sections 6, 7 and 8 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in Sections 6, 7 and 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

SECTION 20. Severability

                  If any provision of this Agreement (including any provision relating to the scope or term of or geographic areas covered by Sections 6, 7 or
8) or the application thereof to any person or circumstance is held by a court of competent


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jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a final judgment of a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any provision shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction, each provision with respect to each state being construed as several and independent.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              LONG DISTANCE INTERNATIONAL INC.


                              By:
                                  ------------------------------------
                                     Clifford Friedland, Chairman


                              ----------------------------------------
                                   John Castellano


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